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                                                                  EXHIBIT T3A-20

                              AMENDED AND RESTATED

                           CERTIFICATE OF INCORPORATION

                                       OF

                                    KWT, INC.

                  KWT, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         A. The name of the Corporation is KWT, Inc.

         B. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 7th day of November, 1989, and amended on April 15, 1996.

         C. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 303 of the General Corporation Law of the State of Delaware (the "DGCL").

         D. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

                  FIRST.  The name of the Corporation is:

                                    KWT, INC.

                  SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

                  THIRD. The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                  FOURTH. The total number of shares of stock which this Corporation is authorized to issue is One Thousand (1,000) shares, par value One Dollar ($1.00) per share, amounting to One Thousand Dollars ($1,000.00).

                  FIFTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

                  SIXTH. The number of directors of the Corporation shall be as provided in the bylaws of the Corporation, as the same may be amended from time to time.


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                  SEVENTH. Notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _______________________, its Chairman of the Board, and _________________________, its Assistant Secretary, this ____ day of ______________________, 2001.

                                      BY:
                                         ---------------------------------------

                                         ---------------------------------------
                                         Chairman of the Board

ATTEST:
       ---------------------------

       ----------------------------
       Assistant Secretary


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